UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Under §240.14a-12

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
(Name of Registrant as Specified in Its Charter)

VIA Acquisition Corp.
Anthony Salino
Terence T. Herzog
Eric M. Weiss, Esq.
Evan P. Kostorizos
Lance B. Friedman
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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 2020 ANNUAL MEETING OF STOCKHOLDERS
OF
FIRST CHOICE HEALTHCARE SOLUTIONS, INC.

PROXY STATEMENT

OF

VIA ACQUISITION CORP.
ANTHONY SALINO
TERENCE T. HERZOG
ERIC M. WEISS, ESQ.
EVAN P. KOSTORIZOS
LANCE B. FRIEDMAN

This proxy statement (“Proxy Statement” or “Proxy”) and accompanying WHITE proxy card are being furnished to holders of common stock, par value $0.01 per share (the “Common Stock”), of First Choice Healthcare Solutions, Inc., a Delaware corporation (“First Choice” or the “Company”), in connection with the solicitation by VIA Acquisition Corp. (also referred to herein as “VIA”, “we,” “our” or “us”) of proxies for use at the 2020 Annual Meeting of Stockholders of the Company, which is currently scheduled to be held at 10:00 a.m., local time, on June 25, 2020, virtually via the WebEx meeting platform (including any and all adjournments, postponements, continuations or reschedulings thereof, or any other meeting of stockholders of the Company held in lieu thereof, the “2020 Annual Meeting”).  The Company has disclosed that the record date for determining stockholders entitled to notice of and to vote at the 2020 Annual Meeting is June 3, 2020 (the “Record Date”).

THIS SOLICITATION IS BEING MADE BY VIA ACQUISITION CORP. AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY (THE “BOARD”) OR MANAGEMENT.

We are soliciting your proxy to vote at the 2020 Annual Meeting for the election of our four (4) director nominees –Terence T. Herzog, Eric M. Weiss, Esq., Evan P. Kostorizos and Lance B. Friedman (collectively, the “Nominees”) – who we believe can bring fresh perspective to the Board and work effectively in the interests of the Company and its stockholders. We do not oppose one of the Company’s nominees, Mr. James Renna. However, we do not endorse any other director nominees of the Company.

The Company's public disclosure indicates that the size of the Board is set at five directors.  We understand that there are currently only three directors serving on the Board and two vacancies.  However, according to the Company’s Notice of Annual Meeting of Stockholders, at the 2020 Annual Meeting, stockholders will vote to elect only three directors. We believe that five directors should properly be subject to election at the 2020 Annual Meeting.  If, nevertheless, only three directors are to be elected, while we would not concede the validity of that Company position, then the three director nominees receiving the most votes will be elected.  In that case, if our four Nominees receive the same number of votes as each other, and more votes than any other person, then we expect to elect the following three of our Nominees: Terence T. Herzog, Eric M. Weiss, Esq. and Lance B. Friedman. If our four Nominees receive different numbers of votes from each other, but more votes than any other person, then the three of our Nominees who receive the most votes will be elected.  In either such event, promptly after the 2020 Annual Meeting, we would anticipate that the Board could return to five members, and that the two vacancies could be filled with our fourth Nominee and with the one current director we do not oppose, Mr. James Renna.

OUR NOMINEES ARE COMMITTED TO ACTING IN THE BEST INTERESTS OF ALL STOCKHOLDERS. WE BELIEVE THAT YOUR VOICE IN THE FUTURE OF THE COMPANY CAN BEST BE EXPRESSED THROUGH THE ELECTION OF OUR NOMINEES. ACCORDINGLY, WE URGE YOU TO VOTE YOUR WHITE PROXY CARD FOR OUR NOMINEES.

This Proxy Statement and the enclosed WHITE proxy card are first being furnished to stockholders on or about June 22, 2020.

According to the Company’s website: If you desire to attend the Annual Meeting, please contact Gillian Lee, Executive Assistant at the following phone number (321) 802-5821 or e-mail address ir@myfchs.com to register for the Annual Meeting at least three (3) business days in advance of the Annual Meeting. Following your registration for the Annual Meeting, you will be provided a link to the virtual Annual Meeting using the WebEx meeting platform, a Meeting ID and password.

We urge you to promptly sign, date and return the enclosed WHITE proxy card in favor of the election of our Nominees.

MATTERS TO BE CONSIDERED AT THE 2020 ANNUAL MEETING

PROPOSAL ONE:  ELECTION OF DIRECTORS

We are soliciting proxies from the holders of shares of Common Stock to elect our four (4) Nominees to the Board to serve for a one-year term that expires at the 2021 Annual Meeting.  Proposal No. 1 provides for the election of Terence T. Herzog, Eric M. Weiss, Esq., Evan P. Kostorizos and Lance B. Friedman to serve as directors. We do not oppose one of the Company’s nominees, Mr. James Renna. However, we do not endorse any other director nominees of the Company.   Information concerning the background and experience of our Nominees is set forth below.

The Company's public disclosure indicates that the size of the Board is set at five directors.  We understand that there are currently only three directors serving on the Board and two vacancies.  However, according to the Company’s Notice of Annual Meeting of Stockholders, at the 2020 Annual Meeting, stockholders will vote to elect only three directors. We believe that five directors should properly be subject to election at the 2020 Annual Meeting.  If, nevertheless, only three directors are to be elected, while we would not concede the validity of that Company position, then the three director nominees receiving the most votes will be elected.  In that case, if our four Nominees receive the same number of votes as each other, and more votes than any other person, then we expect to elect the following three of our Nominees: Terence T. Herzog, Eric M. Weiss, Esq. and Lance B. Friedman. If our four Nominees receive different numbers of votes from each other, but more votes than any other person, then the three of our Nominees who receive the most votes will be elected.  In either such event, promptly after the 2020 Annual Meeting, we would anticipate that the Board could return to five members, and that the two vacancies could be filled with our fourth Nominee and with the one current director we do not oppose, Mr. James Renna.

The director candidates who receive the most votes will be elected to fill the available seats on the Board.  If all of our Nominees are elected, such Nominees will represent a majority of the members of the Board. In the event that our Nominees comprise less than a majority of the Board following the Annual Meeting, there can be no assurance that any actions or changes proposed by our Nominees will be adopted or supported by the full Board.

INFORMATION REGARDING OUR NOMINEES

We are soliciting proxies for the election of Terence T. Herzog, Eric M. Weiss, Esq., Evan P. Kostorizos and Lance B. Friedman as directors of the Company.  Set forth below are the name, age, business address, present principal occupation, employment history and directorships of each of the Nominees for at least the past five years.1

Name and Business Address	Age, Present Principal Occupation, Employment History and Directorships

Terence T. Herzog 300 East 46th Street New York, NY 10017
Mr. Herzog, 77, is the President of Herzog Capital Management Inc., a corporate advisory business.  Mr. Herzog has been in the financial industry for over 50 years.  Mr. Herzog became a Registered Representative in 1965 and went on to become a partner in a New York Stock Exchange brokerage firm managing sales teams as well as generating new business for the investment banking department. Later, Mr. Herzog went on to start his own money management firm managing more than $12 billion in futures, equities and government securities markets. Mr. Herzog has completed a number of firsts in the financial industry including becoming the first market maker in options on the American Stock Exchange as well as creating the first non-mortgage backed securitized debt (Carpacks). Mr. Herzog also has extensive experience in the startup world. Mr. Herzog has been an officer and/or director of over 30 companies across a number of industries.

We believe that Mr. Herzog’s significant financial expertise and experience makes him well qualified to serve on the Board.

1 The foregoing information has been furnished to VIA by the respective Nominees, each of whom is at least 18 years of age and has consented to serve as a director of the Company if elected.  None of the entities referenced above is a parent or subsidiary of the Company.

Eric M. Weiss, Esq. 180 Summit Avenue Montvale, NJ 07645
Mr. Weiss, 65, has served, in an independent contractor capacity, as an operating officer and adviser to the Board of Directors of Montvale Surgical Center, in Montvale New Jersey since August 2018 (the surgical center was subject to a sale for which a special fiscal agent was appointed in connection with a shareholder law suit).  Mr. Weiss also served as President and CFO of TBT Group, Inc. since June 2007. Prior to that, he served as CFO of Ashley Reed Trading Co. from 2005 to 2006.  He served as President and CFO of Big Fat Worldwide from 2004 to 2005. From 1992 to 2000, he served as Executive Vice President & General Counsel of Active Media Services, Inc., a leading company in the media trading business. Mr. Weiss worked as an associate at the law firm of Skadden, Arps, Slate, Meagher and Flom from 1987-1990 and Davis Polk and Wardell from 1984-1987.  From 1978-1981, Mr. Weiss worked as a CPA at Coopers & Lybrand.  Mr. Weiss earned a Juris Doctor from Duke Law School, a Master of Business Administration from the University of Chicago and a Bachelor of Science from New York University.

We believe that Mr. Weiss’s extensive executive, financial and accounting experience would make him a valuable addition to the Board.

Evan P. Kostorizos 2 Blossom Terrace Larchmont, NY 10538
Mr. Kostorizos, 45, is a startup advisor. He served as Compliance Officer of Raise.com from February 2013 to November 2014. Mr. Kostorizos served as Director of Information of CouponTrade from February 2012 to February 2013. He served as Founder and Chairman of Blueshift Innovations Inc. from May 2003 to August 2010. As its founder, he was dedicated to the development of an automated trading system that utilizes forecasts generated from information available in online marketplaces. He served as Director of Community Outreach for Christy Mihos for Governor from February 2006 to July 2006. From October 2003 to March 2004, he served as a paid staffer in Wesley Clark for President.

We believe that Mr. Kostorizos’ entrepreneurial background and operational experience would make him a valuable addition to the Board.

Lance B. Friedman 1650 Margaret Street, Jacksonville, FL 32204
Mr. Friedman, 58, began his career in the legal field with a focus in corporate, securities and merger and acquisition transactions, before transitioning to merchant/Investment Banking and business operations in 1987. After having successfully raised investment capital to acquire Mrs. Adler’s Food Corp through Brooklyn Bottling and Canning Corp., acting as CEO and President, he then sold Brooklyn Bottling Canning to a private equity group in 1991. Mr. Friedman then grew a family business in which he provided and led an exit of that company to a NY-based private investment group. In the mid-90s, he was hired by healthcare and real estate magnate Abraham Gosman and Bernard Marden to become a part of senior management in various investment led companies. Subsequently, Mr. Friedman was invited to join EGL Holdings as Managing Director/Partner, a well-known cross border venture capital and boutique investment banking in 2003, in which he led several investments and merchant banking transactions and advisory engagements including the acquisition of RONCO partners with Sanders Morris Harris, served as COO and EVP of Finance of Fletcher-Flora Health Care Systems, Inc., in 2004 where he was integral in the sale of the company to Merge Healthcare on the NASDAQ stock exchange in 2010, and CEO of Instaprin Pharmaceuticals to assist with an exit due to an SEC matter related to a Wells notice issued to the company.  Since that time Mr. Friedman has advised or was retained as an outsourced senior manager, work out specialist and/or business development advisor at several large independent broker dealers. Further, he founded and is the principal of Blackstone Capital Advisors, Inc., which is an international boutique financial advisory and merchant banking firm. Mr. Friedman earned a Bachelor of Arts in Political Science from American University, cum laude, and a Doctor of Law from Benjamin N. Cardozo School of Law, Yeshiva University.

We believe that Mr. Friedman’s exceptional operational and financial experience would make him a valuable addition to the Board.

Each of the Nominees has agreed to serve if elected, and we have no reason to believe that any of the Nominees will be unavailable to serve.

Other than as disclosed in this Proxy Statement, there is no arrangement or understanding between any of the Nominees and any other person(s) pursuant to which any such Nominee was or is to be selected as a director or nominee of the Company.

We do not expect that any of the Nominees will be unable to stand for election, but, in the event that any Nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by proxies furnished to us will be voted for substitute nominee(s), to the extent this is not prohibited under the Company’s Bylaws and applicable law.

Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” our Nominees. The candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the 2020 Annual Meeting will be elected directors of First Choice. The Company's public disclosure indicates that the size of the Board is set at five directors.  We understand that there are currently only three directors serving on the Board and two vacancies.  However, according to the Company’s Notice of Annual Meeting of Stockholders, at the 2020 Annual Meeting, stockholders will vote to elect only three directors. We believe that five directors should properly be subject to election at the 2020 Annual Meeting.  If, nevertheless, only three directors are to be elected, while we would not concede the validity of that Company position, then the three director nominees receiving the most votes will be elected.  In that case, if our four Nominees receive the same number of votes as each other, and more votes than any other person, then we expect to elect the following three of our Nominees: Terence T. Herzog, Eric M. Weiss, Esq. and Lance B. Friedman. If our four Nominees receive different numbers of votes from each other, but more votes than any other person, then the three of our Nominees who receive the most votes will be elected.  In either such event, promptly after the 2020 Annual Meeting, we would anticipate that the Board could return to five members, and that the two vacancies could be filled with our fourth Nominee and with the one current director we do not oppose, Mr. James Renna.

WE STRONGLY URGE YOU TO VOTE “FOR” THE ELECTION OF OUR NOMINEES BY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED TO YOU WITH THIS PROXY STATEMENT.

Please do not authorize a proxy (other than on the WHITE proxy card delivered by us to you) to vote your shares of Common Stock for the Company’s nominees. If you have already authorized a proxy to vote your shares of Common Stock for the Company’s nominees, it is not too late to change your vote. To revoke your prior proxy and change your vote, simply sign and return the enclosed WHITE proxy card in the postage-paid envelope provided. Only your latest dated proxy will be counted.

OTHER PROPOSALS

The Company has not yet filed any proxy statement with respect to the 2020 Annual Meeting. Except as set forth in this Proxy Statement, we are not aware of any other matters to be considered at the 2020 Annual Meeting. However, if we learn of any other proposals made a reasonable time before the 2020 Annual Meeting, we will either supplement this Proxy Statement or we will not exercise discretionary authority with respect thereto. If other proposals are made without reasonable time remaining before the 2020 Annual Meeting, the persons named as proxies on the WHITE proxy card solicited by us will vote such proxies in their discretion with respect to such matters.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 25, 2020
This Proxy Statement and WHITE proxy card will be available at www.rescuefchs.com.

IMPORTANT VOTING INFORMATION

If your shares of Common Stock are held in your own name, please authorize a proxy to vote by signing and returning the enclosed WHITE proxy card in the postage-paid envelope provided or by instructing us by telephone as to how you would like your shares of Common Stock voted (instructions are on your WHITE proxy card).

If you hold your shares of Common Stock in “street name” with a bank, brokerage firm, dealer, trust company or other institution or nominee, only they can exercise your right to vote with respect to your shares of Common Stock and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, brokerage firm, dealer, trust company or other institution or nominee to ensure that a WHITE proxy card is submitted on your behalf. Please follow the instructions to authorize a proxy to vote on the enclosed WHITE proxy card. If your bank, brokerage firm, dealer, trust company or other nominee provides for voting instructions to be delivered to them by Internet or telephone, instructions will be included with the enclosed WHITE proxy card.

PLEASE DO NOT AUTHORIZE A PROXY TO VOTE YOUR SHARES OF COMMON STOCK AT THE 2020 ANNUAL MEETING OTHER THAN ON THE WHITE PROXY CARD DELIVERED BY US TO YOU, NOT EVEN AS A PROTEST VOTE. IF YOU HAVE ALREADY AUTHORIZED A PROXY TO VOTE YOUR SHARES OF COMMON STOCK AT THE 2020 ANNUAL MEETING OTHER THAN ON THE WHITE CARD DELIVERED BY US TO YOU, IT IS NOT TOO LATE TO CHANGE YOUR VOTE. TO REVOKE YOUR PRIOR PROXY AND CHANGE YOUR VOTE, SIMPLY DATE, SIGN AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. ONLY YOUR LATEST DATED PROXY WILL BE COUNTED.

ONLY THE STOCKHOLDERS OF RECORD ON THE RECORD DATE ARE ENTITLED TO VOTE AT THE 2020 ANNUAL MEETING.

HOLDERS OF SHARES OF COMMON STOCK AS OF THE RECORD DATE ARE URGED TO SUBMIT A WHITE PROXY CARD EVEN IF YOUR SHARES WERE SOLD AFTER THE RECORD DATE.

IF YOU HOLD YOUR SHARES OF COMMON STOCK IN “STREET NAME” WITH A BANK, BROKERAGE FIRM, DEALER, TRUST COMPANY OR OTHER INSTITUTION OR NOMINEE ON THE RECORD DATE, THEN ONLY THAT INSTITUTION CAN VOTE THOSE SHARES AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. ACCORDINGLY, PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THAT PERSON TO SIGN AND RETURN ON YOUR BEHALF THE WHITE PROXY CARD AS SOON AS POSSIBLE.

If you have any questions or require assistance in authorizing a proxy or voting your shares of Common Stock, please contact:

VIA Acquisition Corp.
Anthony Salino
Phone: (347) 897-9956
Email: contact@rescuefchs.com

It is important that your shares of Common Stock be represented and voted at the 2020 Annual Meeting. Accordingly, regardless of whether you plan to attend the 2020 Annual Meeting virtually via the WebEx meeting platform, please complete, date and sign the WHITE proxy card that has been provided to you by us (and not any other proxy or form that has been provided to you) and vote “FOR” the election of the Nominees.

WHETHER OR NOT YOU INTEND TO ATTEND THE 2020 ANNUAL MEETING VIRTUALLY VIA THE WEBEX MEETING PLATFORM, YOUR PROMPT ACTION IS IMPORTANT. MAKE YOUR VIEWS CLEAR TO THE COMPANY BY AUTHORIZING A PROXY TO VOTE “FOR” THE ELECTION OF THE NOMINEES BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED WHITE PROXY CARD TODAY.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES OF COMMON STOCK YOU OWN.

BACKGROUND OF THE SOLICITATION

During the latter part of 2019, we became increasingly concerned with the Company's failure to file required periodic reports with the Securities and Exchange Commission (the “SEC”), its failure to otherwise publicly announce its financial results, and its failure to hold any annual meeting of stockholders, as well as the direction of the Company's business.  From time to time, we shared some of those concerns with other stockholders.

In December 20, 2019, VIA filed an action in the Court of Chancery of the State of Delaware (the “Court”) captioned VIA Acquisition Corp. vs. First Choice Healthcare Solutions, Inc. to enforce VIA’s statutory right as a stockholder of the Company pursuant to 8 Del. C. Section 211, to compel the Company to hold an annual meeting of stockholders for the purpose of electing directors, which had not occurred since 2016.  The Company never filed an answer in such action, nor did the Company ever move to dismiss that action. However, the Company did not agree to schedule an annual meeting.

The filing of the litigation and the failure of the Board to hold an annual meeting of stockholders for the election of directors was referenced in a press release we issued on January 17, 2020.

In light of the Company's continued refusal to schedule an annual stockholders meeting, VIA considered the possible alternative of seeking stockholder action by majority written consent in lieu of a meeting, as permitted by the Company's By-laws.  Given the continued delay, we thought that such action might be possible on an expedited basis by reaching out to no more than ten stockholders to request consents, in accordance with Rule 14a-2(b)(2) under the Exchange Act.   VIA prepared a form of such a written consent in mid-February 2020, with the goal of replacing the existing directors other than Mr. Renna and adding Messrs. Herzog, Weiss and Friedman, but did not receive the consents required to take stockholder action in that manner.

On or about February 25, 2020, Mr. Salino wrote to the acting CEO of the Company to pursue the potential for an amicable resolution and present three individuals as proposed candidates for addition to the Board -- Messrs. Herzog, Weiss and Friedman.  The Company did not agree to consider adding any of those individuals to the Board, or engage in any substantive discussions with us.  Mr. Salino also had a few brief conversations with the acting CEO over the months following the filing of the lawsuit.

Through our counsel in the Delaware litigation, we continued to seek the scheduling of an annual meeting.  In March 2020, an understanding was reached that such a meeting would be scheduled.   On March 17, 2020, the Court so ordered the parties’ stipulation stating that the Company’s annual meeting “will occur as set by the First Choice board of directors on May 8, 2020 and will not be postponed or adjourned without prior Court approval or agreement of the parties.” Without Court approval or agreement of VIA and thus in violation of the Court’s order, the Company failed to hold its annual meeting on May 8.

When VIA brought the Company’s violation to the Court’s attention, the Court promptly convened a conference on May 21. The Court directed that the parties agree to a meeting on a date during the last seven calendar days of June.

On May 22, 2020, the parties submitted a letter the Court stating that the parties had agreed that, absent further court order, a remote annual meeting of the Company would occur on June 25, and that the parties would meet and confer on June 15, 2020, regarding the upcoming annual meeting.

Thereafter, our counsel repeatedly asked the Company's counsel when the Company intended to publicly announce the date of the meeting and to set a record date for that meeting.  Finally, on June 8, the Company's counsel advised our counsel that notice was sent and posted on the Company's website, which we understand was considered to constitute public notice of the date of such meeting, on June 5, and that a record date was set, for June 3.

RECENT DEVELOPMENTS

On June 15, 2020, the Company filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the Middle District of Florida, Orlando division initiating the case styled as In re First Choice Healthcare Solutions, Inc., Case No. 20 bk-3355.  On the same day the Company also filed a Form 15 Certification and Notice of Termination of Registration under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with the SEC under Rule 12g-4(a)(1) of the Exchange Act, which provides, in relevant part, that a termination of registration of a class of securities under Section 12(g) of the Exchange Act shall take effect 90 days, or such shorter period as the SEC may determine, after the filer certifies to the SEC on a Form 15 that the class of securities is held of record by fewer than 300 persons.  The Company’s Form 15 provided that there were approximately 185 holders of record as of the date of the filing.

REASONS FOR THE SOLICITATION

We are the beneficial owners of 90,000 shares of Common Stock of the Company, representing approximately 0.28% of the Company’s outstanding shares of Common Stock (based on information disclosed in First Choice’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 regarding the number of outstanding shares of Common Stock as of November 6, 2018). Together, VIA and the Nominees beneficially own an aggregate of 144,978 shares of Common Stock, or approximately 0.44% of the shares outstanding.  We believe that the Company has great potential, and we hope that our Nominees can work with the Company to unlock that promise.

We believe that under the oversight of the current Board, stockholder value has eroded and stockholder interests have suffered.  Among other things:

1) The Company has failed to file a Form 10-K or Form 10-Q since November 2018.
2) The Company has failed to provide stockholders with timely and transparent reporting.
3) The Company has failed to put in place a full-time CEO, either by arranging for the current interim CEO, who also serves as CFO, to step into that position full-time, or, if necessary, pursuing an alternative.
4) The Company has failed to hold an annual meeting of stockholders since December 2016.
5) The trading price of the Company’s stock has declined by approximately 91% since November 15, 2018.

Our Nominees Would Bring Independent Directors
and Stockholder Perspectives to the Board

In our view, the Board would benefit from new, stockholder-nominated voices.  If elected, our Nominees would seek to improve the Board’s oversight of First Choice’s strategy and corporate governance and help to drive value for stockholders.  If elected, we expect that our Nominees will seek to pursue the following steps:

Preservation of cash

Our Nominees will take immediate steps to seek to cut corporate costs, reduce overhead, and find less expensive office space, if required.

Rationalize capital expenditures

We expect that with the addition of our Nominees, the Board will undertake an in-depth review of the Company’s business lines.

Investor Communications

Our Nominees understand the importance of transparent and responsible corporate governance. Within a reasonable period, our Nominees will seek to address the current status of the financial reporting of the Company and improve communications with stockholders.

Explore strategic alternatives

We expect that our Nominees will recommend that the Board retain an investment bank to explore all alternatives for maximizing stockholder value, including a possible sale or merger of the Company.  If any such possible strategic alternative were to be pursued, we do not expect that any participant in this solicitation, or any affiliate of any participant, would participate, either as a party to such potential transaction, in any compensated advisory capacity or otherwise.

The Company has operated for more than a year and a half with only an interim CEO.  We believe that the current interim CEO and senior management team can make an important contribution to the Company.  We anticipate that if elected our Nominees will explore arrangements for the interim CEO to continue in a full-time CEO capacity, and will consider recommending that he be added to the Board.  If necessary, our Nominees may also recommend that the Company implement a search process for a new CEO.

Ask these two questions

1.	Do you want to leave the Board in the hands of the same directors who have overseen First Choice in the past?
2.	Can you really trust them to fix the Company’s problems?

Vote to make your voice heard today!

The time for change is here, but we need your support. Together we can make a difference. Please vote the WHITE proxy card as soon as possible.

We firmly believe there is a substantial opportunity to create value at First Choice. Our independent, knowledgeable, and highly experienced Nominees will seek to address the challenges facing the Company and enhance value for all stockholders.

If you have any questions or would like to request additional copies of this Proxy Statement or need assistance in voting your shares, please contact us.

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

VIA Acquisition Corp. is a Connecticut corporation that was founded on January 20, 2016 and whose principal business is to provide corporate advisory services on business development, corporate structure and finance.  As of the date of this Proxy Statement, VIA beneficially owns an aggregate of 90,000 shares of Common Stock, representing approximately 0.28% of First Choice’s outstanding Common Stock (based on information disclosed in First Choice’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 regarding the number of outstanding shares of Common Stock as of November 6, 2018).  The address of the principal office of VIA is 1 Brush Hill Road, New Fairfield, CT 06812.  Anthony Salino is the only employee of VIA.

Anthony Salino, a United States citizen, is the sole stockholder, sole director and President of VIA, and as such may be deemed to beneficially own the 90,000 shares of Common Stock beneficially owned by VIA.  The principal occupation of Mr. Salino is consulting, conducted individually and through VIA.  The business address of Anthony Salino is c/o VIA Acquisition Corp., 1 Brush Hill Road, New Fairfield, CT 06812.

On January 17, 2020, VIA announced the formation of Concerned First Choice Shareholders, which is no longer pursuing any activity.

Terence T. Herzog is a United States citizen. The principal occupation of Mr. Herzog is President of Herzog Capital Management Inc., a corporate advisory business.  The business address of Mr. Herzog is 300 East 46th Street, New York, NY 10017.  As of the date of this Proxy Statement, Herzog Capital Management Inc. beneficially owns an aggregate of 54,978 shares of Common Stock.  As President of Herzog Capital Management Inc., Mr. Herzog may be deemed to beneficially own these shares of Common Stock.

Eric M. Weiss, Esq. is a United States citizen.  The principal occupation of Mr. Weiss is the operating officer of Montvale Surgical Center, LLC, a surgical center which is in the process of liquidation. The business address of Mr. Weiss is 180 Summit Ave., Montvale, NJ 07645.  Mr. Weiss does not beneficially own any shares of Common Stock of the Company.

Evan P. Kostorizos is a United States citizen.  The principal occupation of Mr. Kostorizos is Startup Advisor.  The business address of Mr. Kostorizos is 2 Blossom Terrace, Larchmont, NY 10538. Mr. Kostorizos does not beneficially own any shares of Common Stock of the Company.

Lance B. Friedman is a United States citizen.  The principal occupation of Mr. Friedman is outsourced senior manager, work out specialist and business development advisor.  The business address of Mr. Friedman is 1650 Margaret Street, Jacksonville, FL 32204. Mr. Friedman does not beneficially own any shares of Common Stock of the Company.

We intend to reimburse the Nominees for any costs or expenses incurred by them in connection with being named as a Nominee.

No participant in this solicitation or Nominee has purchased or sold securities of the Company within the past two years.

Except as set forth above, none of VIA, any of the persons participating in this proxy solicitation on behalf of VIA, the Nominees and, with respect to items (i), (vii) and (viii) of this paragraph, to the best knowledge of VIA, any associate (within the meaning of Rule 14a-1 under the Exchange Act) of the foregoing persons (i) owns beneficially, directly or indirectly, any securities of the Company, (ii) owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company, (iii) owns any securities of the Company of record but not beneficially, (iv) has purchased or sold any securities of the Company within the past two years, (v) has incurred indebtedness for the purpose of acquiring or holding securities of the Company, (vi) is or has within the past year been a party to any contract, arrangement or understanding with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies, (vii) since the beginning of the Company’s last fiscal year has been indebted to the Company or any of its subsidiaries in excess of $120,000, (viii) has any arrangement or understanding with respect to future employment by the Company or its affiliates (except in the capacity as a director) or with respect to any future transactions to which the Company or any of its affiliates will or may be a party, (ix) has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years or (x) has any substantial interest, direct or indirect, in the matters to be acted upon at the 2020 Annual Meeting, except the interest of each of the Nominees in being nominated for election as a director.  In addition, none of VIA, any of the persons participating in this proxy solicitation on behalf of VIA, the Nominees and, to the best knowledge of VIA, any associates or immediate family members (including any person (other than a tenant or employee) sharing the same household) of the foregoing persons, has had or is to have a direct or indirect material interest in any transaction or proposed transaction or similar series of transactions, in which the Company or any of its subsidiaries was or is to be a participant, in which the amount involved exceeds $120,000, since the beginning of the Company’s last fiscal year.

None of the Nominees, since the beginning of the Company’s last fiscal year, has been affiliated with (i) any entity that made or received, or during the Company’s current fiscal year proposes to make or receive, payments to or from the Company or its subsidiaries for property or services in excess of five percent of either the Company’s or such entity’s consolidated gross revenues for its last full fiscal year, or (ii) any entity to which the Company or its subsidiaries was indebted at the end of the Company’s last full fiscal year in an aggregate amount exceeding five percent of the Company’s total consolidated assets at the end of such year.  None of the Nominees is or during the Company’s last fiscal year has been affiliated with any law or investment banking firm that has performed or proposes to perform services for the Company.

To the best knowledge of VIA as of the date of this Proxy Statement, except as set forth above and under the heading “Information Regarding Our Nominees”, none of the Nominees nor any associate (within the meaning of Rule 14a-1 of the Exchange Act) of the Nominees with respect to item (v) of this paragraph (i) is a party to any material proceedings adverse to the Company or any of its subsidiaries, or has a material interest adverse to the Company or any of its subsidiaries in any material proceedings, (ii) has carried on an occupation or employment, during the last five years, with the Company or any corporation or organization which is or was a parent, subsidiary or other affiliate of the Company, (iii) has any family relationships with any director or executive officer of the Company, (iv) during the last ten years, was involved in any of the events described in Item 401(f) of Regulation S-K and that are material to an evaluation of the ability or integrity of any such nominee to become a director of the Company or (v) has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from or in respect of, services rendered on behalf of the Company that is required to be disclosed under, or is subject to any arrangement described in, Item 402 of Regulation S-K.

We have no knowledge of any facts that would prevent the determination that each of the Nominees is “independent” as defined by the NASDAQ listing standards.

SOLICITATION OF PROXIES

Proxies may be solicited by mail, advertisement, telephone, facsimile or in person.  The Nominees may make solicitations of proxies.  Solicitations may also be made by persons employed by or affiliated with VIA.  However, no such person will receive additional compensation for such solicitation.

Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the proxy materials to the beneficial owners of shares of Common Stock for which they hold of record and we will reimburse them for their reasonable out-of-pocket expenses.

The expenses related directly to this proxy solicitation are expected to aggregate approximately $350,000 and will be borne by us.  These expenses include fees and expenses for attorneys, proxy solicitors, public relations, printing, postage, filing expenses and other costs incidental to the solicitation.  Of this estimated amount, approximately $15,000 has been spent to date.  The actual costs and expenses could be materially different than the estimated amounts and, in particular, could be substantially higher if for any reason litigation is instituted in connection with the matters related to this Proxy Statement.

The purpose of the proposals in this Proxy Statement is to advance the interests of all the Company’s stockholders. We believe that the expenses related to this proxy solicitation should be borne by the Company and we intend to seek reimbursement of such expenses from the Company if this proxy solicitation is successful.  The question of reimbursement of our expenses by the Company will not be submitted to a stockholder vote.

If you have any questions about this proxy solicitation or voting your shares or require assistance, please contact:

VIA Acquisition Corp.
Anthony Salino
Phone: (347) 897-9956
Email: contact@rescuefchs.com

OTHER MATTERS

This proxy solicitation is being made by VIA and not on behalf of the Board or management of the Company.  We are not aware of any other matters to be brought before the Company’s 2020 Annual Meeting, except as set forth herein.  Should other matters be brought before the 2020 Annual Meeting which we are not aware of a reasonable time prior to the 2020 Annual Meeting, by having signed and returned the enclosed WHITE proxy card, you will have authorized the persons named as proxies in the enclosed WHITE proxy card to vote on all such matters in their discretion.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR THE 2021 ANNUAL MEETING

We understand that pursuant to the SEC’s rules and regulations, stockholders interested in submitting proposals for inclusion in the Company’s proxy materials and for presentation at the 2021 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and present such proposal to the Company’s Corporate Secretary at the Company’s principal office at 709 S. Harbor City Blvd., Suite 250, Melbourne, Florida 32901. The Company has not held an annual meeting since December 2016, therefore, in accordance with Rule 14a-8, stockholder proposals must be received by the Corporate Secretary at the address indicated above a reasonable time before the Company begins to print and send its proxy materials.

In addition, stockholders may present business at a stockholder meeting without having submitted the proposal pursuant to Rule 14a-8 as discussed above. The Company’s By-Laws provide that for business to be properly brought or nominations of persons for election to the Board to be properly made at the time of the 2021 Annual Meeting of Stockholders, notice must be received by the Corporate Secretary in compliance with the Company’s By-Laws. The By-Laws provide that a stockholder entitled to vote for the election of directors may nominate persons for election as directors only at an annual meeting and if written notice of such stockholder’s intent to make such nomination or nominations has been given to the Corporate Secretary no less than sixty (60) days nor more than ninety (90) days prior to such meeting, provided, however, that if less than seventy (70) days notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination shall have been provided to the Corporate Secretary not later than the close of business on the 10th day following the date on which the notice of meeting was mailed or such public disclosure was made.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. Some banks and brokers with account holders who are stockholders of the Company may be householding our proxy materials.

A single copy of this Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement (and annual report, if applicable), please notify your bank or broker and direct your request to the Company at (800) 914-0090 or in writing to the Corporate Secretary at First Choice Healthcare Solutions, Inc., 709 S. Harbor City Blvd., Suite 250, Melbourne, FL 32901.  Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request householding of their communications should contact their bank or broker.

INFORMATION REGARDING THE COMPANY

The information concerning the Company contained in this Proxy Statement has been taken from, or is based upon, documents and records on file with the SEC and other publicly available information.  Although we have no knowledge that any information contained in this Proxy Statement concerning the Company is inaccurate or incomplete, we have not independently verified the accuracy or completeness of such publicly available information.

QUESTIONS AND ANSWERS RELATING TO THIS PROXY SOLICITATION

The following are some of the questions you may have as a stockholder, as well as the answers to those questions. The following is not a substitute for the information contained elsewhere in this Proxy Statement, and the information contained below is qualified in its entirety by the more detailed descriptions and explanations contained elsewhere in this Proxy Statement. We urge you to read this Proxy Statement carefully and in its entirety.

Who is making this solicitation?

The solicitation for election of the Nominees described in this Proxy Statement at the 2020 Annual Meeting is being made by VIA Acquisition Corp. More information regarding VIA and the other participants in this solicitation is set forth in the section of this Proxy Statement titled “Certain Information Regarding the Participants.”

What are we asking you to vote for?

We are asking you to vote on the WHITE proxy card at the 2020 Annual Meeting as follows:

FOR ALL of Terence T. Herzog, Eric M. Weiss, Esq., Evan P. Kostorizos and Lance B. Friedman.

Why are we soliciting your vote?

Stockholders have not had the opportunity to vote on the Company’s directors since the last annual meeting held on December 14, 2016.

During that period, among other things:

1) The Company has failed to file a Form 10-K or Form 10-Q since November 2018.
2) The Company has failed to provide stockholders with timely and transparent reporting.
3) The Company has failed to put in place a full-time CEO, either by arranging for the current interim CEO, who also serves as CFO, to step into that position full-time, or, if necessary, pursuing an alternative.
4) The Company has failed to hold an annual meeting of stockholders since December 2016.
5) The trading price of the Company’s stock has declined by approximately 91% since November 15, 2018.

Who are the Nominees?

We are proposing that Terence T. Herzog, Eric M. Weiss, Esq., Evan P. Kostorizos and Lance B. Friedman be elected as directors of the Company at the 2020 Annual Meeting.

The Company's public disclosure indicates that the size of the Board is set at five directors.  We understand that there are currently only three directors serving on the Board and two vacancies.  However, according to the Company’s Notice of Annual Meeting of Stockholders, at the 2020 Annual Meeting, stockholders will vote to elect only three directors. We believe that five directors should properly be subject to election at the 2020 Annual Meeting.  If, nevertheless, only three directors are to be elected, while we would not concede the validity of that Company position, then the three director nominees receiving the most votes will be elected.  In that case, if our four Nominees receive the same number of votes as each other, and more votes than any other person, then we expect to elect the following three of our Nominees: Terence T. Herzog, Eric M. Weiss, Esq. and Lance B. Friedman. If our four Nominees receive different numbers of votes from each other, but more votes than any other person, then the three of our Nominees who receive the most votes will be elected.  In either such event, promptly after the 2020 Annual Meeting, we would anticipate that the Board could return to five members, and that the two vacancies could be filled with our fourth Nominee and with the one current director we do not oppose, Mr. James Renna.

This Proxy Statement is soliciting proxies to elect Terence T. Herzog, Eric M. Weiss, Esq., Evan P. Kostorizos and Lance B. Friedman.  As a result, should you so authorize us on the WHITE proxy card, we would cast votes for our four Nominees. The enclosed WHITE proxy card may only be voted for our four (4) Nominees and may not be voted for any of the Company’s director nominees.  You can only vote for the Company’s director nominees by attending virtually via the WebEx meeting platform and voting at the meeting. Stockholders should refer to the Company’s SEC filings and public notice for the names, backgrounds, qualifications and other information concerning the Company’s nominees.

Who can vote at the Annual Meeting?

First Choice has disclosed that the record date for determining stockholders entitled to notice of and to vote at the 2020 Annual Meeting is June 3, 2020. Stockholders of record at the close of business on the Record Date will be entitled to vote at the 2020 Annual Meeting.

Stockholders who sell their shares before the Record Date (or acquire them after the Record Date) may not vote such shares. Stockholders of record on the Record Date will retain their voting rights in connection with the 2020 Annual Meeting even if they sell their shares after the Record Date.

What is the quorum requirement for the Annual Meeting?

In order to carry on the business of the 2020 Annual Meeting, a quorum must be present. A quorum requires the presence, in person or by proxy, of the holders of a third of the votes entitled to be cast at the 2020 Annual Meeting.

What are Abstentions and Broker Non-Votes?

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions occur when stockholders are present at the Annual Meeting but choose to withhold their vote for any of the matters upon which the stockholders are voting. “Broker non-votes” occur when other holders of record (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners before the Annual Meeting and do not have discretionary authority to vote those shares if they do not receive timely instructions from the beneficial owners.

You may vote “FOR” or “WITHHOLD AUTHORITY” for each director nominee. If you vote “WITHHOLD AUTHORITY,” your vote will be counted for purposes of determining the presence or absence of a quorum but will have no legal effect on the election of directors under Delaware law.

What are the Methods of Voting?

If you are a stockholder of record, you may vote by mailing a completed WHITE proxy card or at the 2020 Annual Meeting.

If you are a street name holder (meaning that your shares are held in a brokerage account by a bank, broker or other nominee), you may direct your broker or nominee how to vote your shares; however, you may not vote at the 2020 Annual Meeting unless you have obtained a signed proxy from the record holder giving you the right to vote on your beneficially owned shares. In addition, if you are a street name holder, you may vote via the Internet if your bank or broker makes those methods available, in which case the bank or broker enclosed the instructions with the Proxy Statement.

How many votes are required?

The nominees for director receiving the greatest number of votes cast will be elected. Abstentions are not counted for purposes of election of directors.  If the number of nominees for director exceeds the number of directors to be elected, then a director nominee must receive a plurality of the votes cast by the holders of shares represented in person or by proxy at the 2020 Annual Meeting and entitled to vote on the election of directors.

Properly executed proxies will be voted as directed.

Revocation of Proxies

If you are a registered stockholder (meaning your shares are registered directly in your name with the transfer agent) you may revoke your proxy at any time prior to the vote tabulation at the 2020 Annual Meeting by:

(1) sending in an executed WHITE proxy card with a later date;

(2) sending a written notice of revocation by mail to the Corporate Secretary of the Company or VIA prior to the 2020 Annual Meeting; or

(3) attending virtually via the WebEx meeting platform and voting at the 2020 Annual Meeting.

Any stockholder of record as of the record date of the 2020 Annual Meeting attending the 2020 Annual Meeting virtually via the WebEx meeting platform may vote whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the 2020 Annual Meeting will NOT constitute revocation of a previously given proxy.

According to the Company’s website: If you desire to attend the Annual Meeting, please contact Gillian Lee, Executive Assistant at the following phone number (321) 802-5821 or e-mail address ir@myfchs.com to register for the Annual Meeting at least three (3) business days in advance of the Annual Meeting. Following your registration for the Annual Meeting, you will be provided a link to the virtual Annual Meeting using the WebEx meeting platform, a Meeting ID and password.

Although a revocation is effective if delivered to the Corporate Secretary of the Company, we request that either the original or a copy of any revocation be mailed to VIA Acquisition Corp., c/o Anthony Salino at 1 Brush Hill Road, New Fairfield, CT 06812, so that we will be aware of all revocations and can more accurately determine if and when the requisite proxies for the election of our Nominees as directors have been received.  Remember, your latest-dated proxy is the only one that counts.

If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.

Whom should I call if I have any questions about the solicitation?

If you have any questions, or need assistance in voting your shares of Common Stock, please call Anthony Salino of VIA at (347) 897-9956.

YOUR VOTE IS IMPORTANT, NO MATTER HOW FEW SHARES OF COMMON STOCK YOU OWN. WE URGE YOU TO SIGN, DATE, AND RETURN THE ENCLOSED WHITE PROXY CARD TODAY TO VOTE “FOR ALL” OF THE NOMINEES.

VOTE FOR CHANGE AT FIRST CHOICE -- PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY

Thank you,

Anthony Salino
VIA Acquisition Corp.

June 22, 2020

WHITE PROXY CARD

2020 ANNUAL MEETING OF STOCKHOLDERS

FIRST CHOICE HEALTHCARE SOLUTIONS INC.
709 S. Harbor City Blvd.
Suite 250
Melbourne, FL 32901

THIS PROXY IS SOLICITED ON BEHALF OF VIA ACQUISITION CORP.

The undersigned hereby appoints Anthony Salino and Terence T. Herzog, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock, $0.01 per share, of the Company (the “Common Stock”), which the undersigned would be entitled to vote if personally present at the 2020 Annual Meeting of Stockholders of the Company scheduled to be held on June 25, 2020 at 10:00 a.m., local time, virtually via the WebEx meeting platform, and at any adjournments thereof, upon the matters stated on the reverse side, as specified, and in their discretion with respect to any other matters that may properly come before the meeting or any postponement or adjournment thereof, which are not known to the proxies a reasonable time before the solicitation relating to the meeting.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSAL ON THE REVERSE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1.

This proxy will be valid until the completion of the 2020 Annual Meeting. This proxy will only be valid in connection with VIA Acquisition Corp.’s solicitation of proxies for the 2020 Annual Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

WHITE PROXY CARD

FIRST CHOICE HEALTHCARE SOLUTIONS INC.

☒ Please mark vote as in this example

VIA ACQUISITION CORP. RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1.

1.	VIA Acquisition Corp.’s proposal to elect Terence T. Herzog, Eric M. Weiss, Esq., Evan P. Kostorizos and Lance B. Friedman as directors of the Company:

		FOR ALL NOMINEES	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES	FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW

Nominees:	Terence T. Herzog	☐	☐	☐
Eric M. Weiss
Evan P. Kostorizos
Lance B. Friedman

VIA Acquisition Corp. does not expect that any of its nominees will be unable to stand for election, but, in the event that any nominee is unable to serve or for good cause will not serve, the shares of Common Stock represented by this proxy card will be voted for substitute nominee(s), to the extent this is not prohibited under the Bylaws and applicable law.

NOTE: If you do not wish for your shares to be voted “FOR” a particular nominee, mark the “FOR ALL EXCEPT NOMINEE(S) WRITTEN ABOVE” box and write the name(s) of the nominee(s) you do not support on the line(s) above. Your shares will be voted for the remaining nominee(s).

DATED:

(Signature)